EXHIBIT 99.1

[Huron Consulting Group Logo]

News

FOR IMMEDIATE RELEASE
March 27, 2008

Huron Consulting Group Announces
Preliminary First Quarter 2008 Financial Results
Company to Release Final First Quarter Results and
Host Conference Call on May 6

CHICAGO – March 27, 2008 - Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of financial and operational consulting services, today announced estimated preliminary financial results for the first quarter which will end March 31, 2008.

Based on preliminary financial data for the quarter to date and subject to the final closing of the Company’s books and review of first quarter results by the Company’s independent auditors, Huron expects first quarter 2008 revenues before reimbursable expenses to be in a range of $138 million to $140 million, which is lower than previously provided guidance of $142 million to $147 million. The Company anticipates diluted earnings per share in a range of $0.50 to $0.57, which is lower than previously provided guidance of $0.66 to $0.70. The shortfalls in revenues and EPS are primarily attributable to continuing weakness in the Company’s Financial Consulting segment.

“While we are disappointed in the results of our Financial Consulting segment in the first quarter, we remain optimistic that this segment will regain momentum. The continuing turmoil in the financial markets should translate into an increasing level of investigations and litigation over the next 12 to 18 months,” said Gary E. Holdren, chairman and chief executive officer, Huron Consulting Group. Huron’s Financial Consulting segment represented 31% of the Company’s revenues in 2007.

“All of Huron’s businesses, including Financial Consulting, remain fundamentally strong and are positioned to meet our future growth expectations. We think it is important to keep in mind that first quarter results will show an approximate 20% revenue growth rate year over year,” added Holdren.

“We will continue our successful track record of helping clients meet their business challenges and will continue to pursue growth by hiring talented professionals and making strategic acquisitions that broaden our portfolio of services and add to the depth of our consulting talent pool,” said Holdren. “Our outlook for the year still includes double digit organic revenue growth rates and we will provide further information on our first quarter results and our outlook for the remainder of the year during our first quarter conference call.”

First Quarter 2008 Webcast
The Company expects to report financial results on Tuesday, May 6, 2008 and to host a webcast to discuss its complete financial results at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). The conference call will be webcast by Thomson and can be accessed at Huron Consulting Group’s website at www.huronconsultinggroup.com/webcasts.aspx. A replay will be available approximately two hours after the end of the webcast and for 90 days thereafter.

About Huron Consulting Group
Huron Consulting Group helps clients effectively address complex challenges that arise in litigation, disputes, investigations, regulatory compliance, procurement, financial distress, and other sources of significant conflict or change. The Company also helps clients deliver superior customer and capital market performance through integrated strategic, operational, and organizational change. Huron provides services to a wide variety of both financially sound and distressed organizations, including Fortune 500 companies, medium-sized businesses, leading academic institutions, healthcare organizations, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature and concern Huron Consulting Group's current expectations about the Company's future results in 2008 are "forward-looking" statements as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or “continues.” These forward-looking statements reflect our current expectation about our future results, levels of activity, performance or achievements, including without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization rates, billing rates, and number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions do not change from current expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Therefore, you should not place undue reliance on these forward-looking statements. Please see “Risk Factors” in our 2007 annual report on Form 10-K and in other documents we file with the Securities and Exchange Commission for a complete description of the material risks we face.

Media Contact:
Jennifer Frost Hennagir
312-880-3260
jfrost-hennagir@huronconsultinggroup.com

Investor Contact:
Gary L. Burge, Chief Financial Officer
312-583-8722
investor@huronconsultinggroup.com
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